                        PRESS RELEASE
9 Meters Biopharma, Inc. Appoints Samantha Ventimiglia
to Board of Directors

RALEIGH, NC / ACCESSWIRE / October 4, 2021 / 9 Meters Biopharma, Inc. (NASDAQ: NMTR), a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases by studying unique GI biology, announced today the Company has appointed Samantha Ventimiglia to its Board of Directors.

Ms. Ventimiglia currently serves as Senior Vice President, U.S. Public Affairs at Vertex Pharmaceuticals, Inc., where she is responsible for developing and overseeing the company’s policy, government affairs and patient advocacy strategy, including building relationships with state and federal government officials, industry organizations, patient groups and other stakeholders. Previously, Samantha held a similar role as a government affairs director at Astellas Pharma US after a tenure as a principal consultant at Jeffrey J. Kimbell & Associates, a federal government affairs firm representing clients in the healthcare community who are seeking legislative and regulatory solutions to problems related to product approval, coverage and reimbursement and marketing practices. Prior to that, Ms. Ventimiglia was a policy director at the Pharmaceutical Research & Manufacturers of America (PhRMA) and the National Governors Association (NGA) where she played a pivotal role in developing the associations’ policy and legislative agenda on Medicare, Medicaid, private sector health care and FDA issues.

"We are thrilled to add Samantha’s wealth of expertise to our Board of Directors to foster the Company’s growth as we continue progressing our product pipeline toward commercialization," said Dr. Mark Sirgo, Chairman of 9 Meters. “Samantha is a seasoned professional in the government healthcare policy and public affairs areas of our industry where her leadership and advisory skills will help us navigate the challenges these areas may present to our business going forward. Her input will be especially helpful as we begin our work with patients, caregivers and advocacy groups involving our products for the treatment of celiac disease and short bowel syndrome "

Ms. Ventimiglia added, “I am excited to be joining 9 Meters at this important time as they begin the steps of moving from a clinical to commercial stage company. It is exciting to be involved with one of the leaders in GI drug development whose work in serving people with serious GI diseases is the top priority. I look forward to advising on corporate strategy decisions and political and external relationships as the company moves their products through the regulatory process to market.”

About 9 Meters Biopharma
9 Meters Biopharma, Inc. is a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases by studying unique GI biology. The Company is advancing vurolenatide, a proprietary Phase 2 long-acting GLP-1 agonist, for short bowel syndrome (SBS); larazotide, a Phase 3 tight junction regulator in non-responsive celiac disease; and several other early-stage assets.

For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, anticipated milestones and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: reliance on collaborators; risks associated with acquiring and developing additional compounds; uncertainties

                        PRESS RELEASE
associated with the clinical development and regulatory approval of product candidates; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the impact of COVID-19 on our operations, enrollment in and timing of clinical trials; and risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, Form 10-Q for the quarter ended June 30, 2021, and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate Contacts:
Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media Contact:
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577

SOURCE: 9 Meters Biopharma